                                             Amendment Number One Dated as
                                             of November 7, 1997 to Stock
                                             Purchase and Sale Agreement Dated
                                             as of October 6, 1997 among
                                             Alternative Resources Corporation,
                                             Compagnie Generale d'Informatique,
                                             Joseph R. Ferrandino, Thomas K.
                                             Sheridan and International Business
                                             Machines Corporation

     WHEREAS, Alternative Resources Corporation, Compagnie Generale d'Informatique, Joseph R. Ferrandino, Thomas K. Sheridan and International Business Machines Corporation (the "Parties") have entered into a Stock Purchase and Sale Agreement Dated as of October 6, 1997 (the "Stock Purchase Agreement"); and

     WHEREAS, the Parties wish to amend the Stock Purchase Agreement to provide for an additional escrow agreement among certain of the Parties, to amend the payment provisions thereof and to amend Exhibit G thereto;

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which each of the Parties hereby acknowledges, the Parties hereby agree to amend the Stock Purchase Agreement as follows:

          "SECTION 1.01. CERTAIN DEFINITIONS." is amended to add the following, new definition:

               "I/T STAFFING REVENUES ESCROW AGREEMENT" shall mean the I/T Staffing Revenues Escrow Agreement to be dated as of the Closing Date among CGI, Ferrandino, Sheridan and Buyer and the Escrow Agent, in the form annexed hereto as Exhibit H.

          "SECTION 2.01. PURCHASE AND SALE OF SHARES." shall be amended by amending subsection (b) thereof as follows:

               "(b) Sheridan shall sell to the BUYER and BUYER shall purchase from Sheridan sixteen thousand twenty (16,020) shares of the Company for one million six hundred forty four thousand three hundred ninety two dollars and forty four cents $(1,644,392.44), less (i) forty thousand dollars ($40,000.00), which constitutes the remaining principal balance remaining due as of the Closing Date from Sheridan to the Company, and (ii) seventy three thousand five hundred dollars ($73,500.00) which constitutes the remaining principal balance remaining due as of the Closing Date from Sheridan to CGI Corp.;"

          "SECTION 2.02. PAYMENT OF THE PURCHASE PRICE." is amended as follows:

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               Subsection (a) is amended to read as follows: "(a)(i) to CGI the amount of fifty three million one hundred seventy three thousand four hundred sixty one dollars ($53,173,461.00) by wire transfer of immediately available funds to the account designated by CGI at least two Business Days prior to the Closing Date, and (ii) seventeen million seven hundred twenty four thousand four hundred eighty eight dollars ($17,724,488.00) to the Escrow Agent to be held by the Escrow Agent for the account of CGI pursuant to the terms and conditions of the I/T Staffing Revenues Escrow Agreement;"

               Subsection (c) is amended to read as follows: "(c) one-quarter (1/4) of the respective amounts set forth in Section 2.01(a) and 2.01(b) to the Escrow Agent to be held by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement; and"

               A new Subsection (d) is added as follows; "(d) one-quarter (1/4) of the respective amounts set forth in Section 2.01(a) and 2.01(b) to the Escrow Agent to be held by the Escrow Agent for the account of Ferrandino and Sheridan, respectively, pursuant to the terms and conditions of the I/T Staffing Revenues Escrow Agreement."

          "SECTION 4.17 NTS LICENSES." shall be amended as follows:

               "Except as specified in Exhibit G hereto, the Company has not received any notice or other communication, whether written or, to the knowledge of the Company, oral, to the effect that the number of NTS licenses will be increased or that the nature and scope or the value of the NTS license to the Company will be materially impaired."

          EXHIBIT G shall be amended by adding to it a copy of the October 30, 1997 letter from Mr. Patrick J. O'Neil to Mr. Richard B. Williams (copy attached).

          EXHIBIT H (a new exhibit) comprised of the "I/T Staffing Revenues Escrow Agreement" (copy attached) shall be added to the Stock Purchase Agreement.

     Except as otherwise expressly modified hereby, the Parties hereby agree that all terms and conditions of the Stock Purchase Agreement remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                       Alternative Resources Corporation

                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

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       [Signature Page to Amendment No. 1 dated as of November 7, 1997 to Stock Purchase and Sale Agreement Dated as of October 6, 1997 among
     Alternative Resources Corporation, Compagnie Generale d'Informatique,
                 Joseph R. Ferrandino, Thomas K. Sheridan and
                 International Business Machines Corporation]


                                       INTERNATIONAL BUSINESS MACHINES
                                       CORPORATION

                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

                                       Compagnie Generale d'Informatique

                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


                                       Joseph R. Ferrandino

                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

                                       Thomas K. Sheridan

                                       By:
                                          -----------------------------
                                          Name:
                                          Title: